UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  (Date of Earliest Event Reported):

December 22, 2009

IDEARC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.03                                          Bankruptcy or Receivership.

As previously disclosed, on March 31, 2009, Idearc Inc. (the “Company”) and all of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”).  The bankruptcy cases are being jointly administered as Case No. 09-31828.

On December 21, 2009, the Debtors filed their First Amended Joint Plan of Reorganization with the Bankruptcy Court (as amended and supplemented, the “Plan”).  On December 22, 2009, the Bankruptcy Court entered an order approving and confirming the Plan (the “Confirmation Order”).

The Debtors expect to emerge from Chapter 11 bankruptcy proceedings on or about December 31, 2009 (the “Effective Date”).  However, the consummation of the Plan is subject to certain conditions that must be satisfied prior to the Effective Date, including (i) contemporaneous effectiveness of the New Term Loan Agreement, and (ii) there having been no modification or stay of the confirmation order or entry of any other court order prohibiting the consummation of the transactions contemplated by the Plan.  In addition, the Debtors must perform various other actions in conjunction with emergence from Chapter 11.  There can be no assurance that the Debtors will satisfy these conditions, complete such required actions, and emerge from Chapter 11 within the anticipated timeframe or at all.

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the Effective Date.  This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.  All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

General

The Plan provides for a restructuring of (i) approximately $6.2 billion of indebtedness outstanding under the Credit Agreement, dated as of November 17, 2006 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among JP Morgan Chase Bank, N.A. as the administrative agent, the Company, as the borrower, and the lenders party thereto (the “Lenders”), including the termination value of the Company’s swap agreements, and (ii) approximately $2.85 billion of indebtedness outstanding under the Company’s 8% senior notes due 2016.

Capital Structure

The Plan and the Confirmation Order provide for a restructuring of the Debtors’ capital structure which, as of the Effective Date, would consist of the following:

•                  Senior Secured Term Loans — A senior credit facility in the principal amount of $2.75 billion, collateralized by substantially all of the assets of the reorganized Debtors (the “New Term Loans”).

•                  Common Stock — A single class of common stock, par value $0.01 per share (the “Common Stock”).

•                  Under the Plan, the Company will issue approximately 15,000,000 shares of Common Stock.  The Company expects to issue approximately 14,996,939 shares of

Common Stock on the Effective Date, and approximately 3,061 shares of Common Stock will be reserved for future issuance in respect of claims and interests filed, pending the determination of the allowed portion of any disputed unsecured claims.

Certain Claims and Interests

•                  Secured Credit Facility Claims — Under the Plan, each holder of an Allowed Secured Credit Facility Claim will receive on the Effective Date its pro rata share of:  (i) Distributable Cash; (ii) $2.75 billion in principal amount of the New Term Loans, which represents all of the New Term Loans to be issued on the Effective Date; and (iii) shares of Common Stock representing 85% of the Common Stock to be issued and outstanding on the Effective Date, provided, that to the extent a holder of such claim is an Electing Holder, such Electing Holder will instead receive cash in lieu of some or all of such shares of Common Stock, and the shares of Common Stock subject to each Electing Holder’s Plan Election will instead be distributed to the Standby Purchasers, in accordance with, and subject to the limitations contained in, the Plan and the Standby Purchase Agreement.

•                  Unsecured Claims — Under the Plan, Unsecured Note Claims and General Unsecured Claims are divided into two sub-classes.

•                  Sub-Class 1 — Each holder of an Allowed Unsecured Note Claim and each holder of an Allowed General Unsecured Claim (to the extent the holder of such General Unsecured Claim has elected treatment under Sub-Class 1) will receive, on or as soon as reasonably practicable after the Effective Date, its pro rata share of:  (i) $120 million in cash; (ii) shares of Common Stock representing 15% of the Common Stock to be issued and outstanding on the Effective Date, provided, that to the extent the holder of an Allowed Unsecured Note Claim is an Electing Holder, pursuant to its Plan Election, such Electing Holder will receive cash in lieu of some or all of such shares of Common Stock, and such shares of Common Stock will instead be distributed to the Standby Purchasers, in accordance with, and subject to the limitations contained in, the Plan and the Standby Purchase Agreement; and (iii) the first $30 million of distributions, if any, to be made from the Litigation Trust; provided that all distributions in excess of $30 million, if any, to be made from the Litigation Trust will be distributed pro rata to all holders of Allowed Unsecured Credit Facility Claims, Allowed Unsecured Note Claims, and those holders of Allowed General Unsecured Claims (to the extent the holder of such General Unsecured Claim has elected treatment under Sub-Class 1).

•                  Sub-Class 2 — Each holder of an Allowed General Unsecured Claim will, on or as soon as reasonably practicable after the Effective Date, receive in cash an amount equal to the lesser of (i) 25% of such holder’s Allowed General Unsecured Claim and (ii) such holder’s pro rata share of $3 million, as determined by the proportion such holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims.  Any holder of an Allowed General Unsecured Claim may elect to receive, in lieu of its Sub-Class 2 Distribution, its pro rata share of the Sub-Class 1 Distribution; provided that the pro rata share of $3 million attributable to all holders of Allowed General Unsecured Claims that timely elect to receive the Sub-Class 1 Distribution will be added to the cash component of the Sub-Class 1 Distribution described above, and such amount will be distributed ratably to all holders of Allowed Unsecured Note Claims and Allowed General Unsecured Claims that elect to receive the Sub-Class 1 Distribution.

•                  Convenience Claims — Each holder of an Allowed General Unsecured Claim or Allowed Unsecured Note Claim may elect to classify all, but not less than all, of such holder’s Allowed General Unsecured Claims or Allowed Unsecured Note Claims, as applicable, as one Convenience Claim.  Each holder of an Allowed Convenience Claim or an Allowed Unsecured Note Claim will receive, on or as soon as reasonably practicable after the Effective Date, and in full discharge of, in exchange for, and on account of all of such holder’s Allowed Convenience Claims or Allowed Unsecured Note Claims, as applicable, a single cash payment equal to 25% of its Allowed Convenience Claim, up to a maximum of $2,500; provided, however, that the aggregate amount of distributions to holders of Convenience Claims will be limited to $2.4 million.

•                  Existing Equity Claims — Existing equity holders of the Company, including holders of its existing common stock, will have no recovery under the Plan, and such common stock will be cancelled.  The Company will continue to hold all equity interests in its subsidiaries that it held prior to the filing of Chapter 11.

Authorized Capital Stock

Under the Plan, on the Effective Date, the total number of shares of all classes of stock that the Company is authorized to issue is 65,000,000, consisting of 60,000,000 shares of Common Stock and 5,000,000 shares of preferred stock.

Management Equity Plan and Employee Matters

On the Effective Date, the Company will adopt a Long Term Incentive Plan pursuant to which the Company may issue to participants in such plan up to 10% of the shares of Common Stock outstanding as of the Effective Date, on a fully-diluted basis.

Assets and Liabilities

As of November 30, 2009, the total assets of the Company were approximately $1,525,133,000 and the total liabilities of the Company were approximately $9,850,492,000.

Item. 7.01 – Regulation FD Disclosure

On December 22, 2009, the Company issued a press release to announce the Bankruptcy Court’s confirmation of the Plan.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	First Amended Joint Plan of Reorganization, dated December 21, 2009

99.2	Press Release, dated December 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President –
General Counsel and Secretary

Date: December 24, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	First Amended Joint Plan of Reorganization, dated December 21, 2009

99.2	Press Release, dated December 22, 2009